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                                                                 Exhibit 99


            e-Net, Inc. Issues Statement Regarding Legal Actions
Against Prudential Securities, Inc. and American Stock Transfer & Trust Co.



GERMANTOWN, Maryland, October 26, 1998-e-Net, Inc. (Nasdaq: "ETEL"), a leader in providing Data Telephony products, issued a statement today regarding legal actions among it, Prudential Securities, Inc. and American Stock Transfer & Trust Co.

The Company said that the actions have arisen out of Prudential Securities, Inc. having made a margin loan to a Company shareholder, not an affiliate of the Company, allegedly secured, in part, by e-Net common stock certificates from which e-Net's stock transfer agent, American Stock Transfer & Trust Co., improperly removed a restrictive legend. The actions commenced with Prudential Securities, Inc. filing a civil lawsuit against e-Net and its agent, American Stock Transfer & Trust Co., with service of the action on e-Net on October 14, 1998. Today, e-Net moved to dismiss Prudential's suit, filed a countersuit against Prudential, and filed a cross-claim against American Stock.

In its statement, a Company spokesperson said, "We believe Prudential's lawsuit is without merit insofar as it seeks damages against e-Net and insofar as it seeks to blame e-Net for a mistake made by American Stock. Our legal actions, if successful, will either dismiss this matter entirely or will eliminate e-Net from liability which properly belongs to American Stock. It is our goal to protect e-Net's shareholders and to protect the market for e-Net stock, and simultaneously to insure that any significant expense which may arise from this matter is borne by American Stock."

Prudential's claim seeks in excess of $3 million from either e-Net or American Stock, or both, for losses it claims it has suffered related to a margin loan it extended to an e-Net shareholder for stocks which were required to bear a restrictive legend, but which did not so bear. e-Net's actions seek a court order prohibiting Prudential from selling any restricted shares, seek to dismiss Prudential's case, and, as to American Stock, seek an indemnification.

The Company spokesperson continued, "The Company firmly asserts that it has done nothing wrong here. We have alleged that Prudential knows these stocks are restricted. American Stock is responsible for maintaining restrictive legends on stock certificates. As the Company incurs any expenses or suffers any losses related to this matter, it will zealously pursue a complete indemnification from American Stock. We are vigorously prosecuting this matter to protect e-Net, and we believe that we have a strong likelihood of preventing damage to e-Net and its shareholders arising from the negligence or other errors of American Stock or Prudential."

About e-Net
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e-Net, Inc. develops, markets, and supports open telecommunications software and associated hardware that enable local, national, and international telephone communications, information exchange, and network optimization.
Its leading product is Telecom 2000-TM-, a powerful, cost-effective hardware and software combination that delivers full voice quality-of-service at a low per-station price. Fully integrating voice and data networks in both the local and wide area, users enjoy advanced access features, such as call transfer, call hold, and call forward, on a simple GUI, utilizing the most familiar system interface, the telephone. Telecom 2000-TM-

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provides full PBX functionality and delivers its Data Telephony capability to public or private networks in the local or wide area, incorporated into the public system.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "project," "intend," "expect," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties.

For more information on e-Net, visit the company's web site at http:// www. datatelephony.com, call e-Net at 1-888-FON-ENET or 301-601-8700, or telefax e-Net at 301-601-8777.

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Media Contact:             Investor Contact:
Paul D. Feldman                     Doug Poretz
410-571-8900(t)                     703-506-1778  x222 (t)
FelCom@AOL.com                      doug@poretz.com
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www.FeldmanCommunications.com       www.poretz.com
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